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                                                  EXHIBIT 99.1

                                  EAS TECHNOLOGIES
                                  STOCK OPTION PLAN

             1.  Purpose.  The purpose of this Stock Option Plan (the
          "Plan" is to further the best interests of Eye Access
          Systems, Inc. d/b/a "EAS Technologies" (the "Corporation") by encouraging its salaried employees to remain as employees of the Corporation and by providing them with additional incentive for unusual industry and efficiency by offering them an opportunity to acquire a proprietary stake in the Corporation and its future growth through compensation that is determined by reference to the increase in value of the Corporation's stock. It is the intention of the Corporation that the stock options granted under this Plan that are designated "Incentive Stock Options" constitute "incentive stock options" ("ISO's") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Participants be eligible to take advantage of the tax treatment afforded such options pursuant to section 421 of the Code. It is intended that any option granted under this Plan that is not specifically designated as an ISO shall not constitute an incentive stock option.

             2. Option Shares. The aggregate maximum number of shares of the Corporation's stock which may be issued under this Plan shall be Five Hundred (500) shares of the Corporation's common stock (hereinafter the "Stock"). However, the number of shares that may be issued under this Plan may be increased by action of the Board of Directors of the Corporation (the "Board) but only when such increase is merely to prevent the enlargement or dilution of rights that would occur were the adjustment not made, such as in the case of a change in capitalization of the Corporation by way of a stock dividend or stock split. Any shares of Stock subject to an option granted under this Plan that terminates, is canceled, or expires unexercised for any reason may, except as specifically provided herein, again be available for option grants.

             3. Employees Eligible to Participate in the Plan. All salaried employees of the Corporation and all Subsidiaries of the Corporation (including Subsidiaries which become Subsidiaries after the date of adoption of this Plan) shall be eligible to receive options pursuant to this Plan. ( Such employees shall hereinafter be referred to as "Eligible Employees.")

             4. Effective Date of the Plan. Options may be issued pursuant to this Plan from the date of its approval by the shareholders of the Corporation until the earlier of (i) its termination by action of the Board or (ii) ten years from the earlier of the date of adoption of this Plan by the Board or its approval by the shareholders of the Corporation.



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             5.  Administration of the Plan.  The Plan shall be
          administered by the Board of Directors of the Corporation (the
          "Board").

             The Corporation, by action of the Board, and subject to other provisions and limitations of this Plan, may from time to time grant options to purchase shares of the Corporation's Stock to such Eligible Employees as the Board may in its sole discretion determine, for such number of shares of the Corporation's Stock and on such terms and conditions as the Board may determine in its sole discretion. The determination of whether or not any particular option granted to any particular Eligible Employee shall be an ISO shall be determined by the Board in its sole discretion.

             The Board may make, publish, amend, and rescind such rules and regulations as it may in its sole discretion deem necessary or helpful to the administration of the Plan and the issuance and exercise of options pursuant to the Plan.

             The Board shall also be entitled to grant Stock Appreciation Rights to any Eligible Employee independently of, or in conjunction with, the grant of a stock option pursuant to this Plan.

             Each grant of an option or a Stock Appreciation Right pursuant to this Plan shall be made in writing upon such terms and conditions as may be determined by the Board at the time of grant, subject to the terms, conditions, and limitations set forth in this Plan. The grant of an option or Stock Appreciation Right shall be evidenced by written notice executed by the President of the Corporation.

             The Board shall not grant to any Eligible Employee any ISO's (or any further ISO's) if the grant of the ISO would cause the Employee to own ISO's which are first exercisable in any one year as to more than $100, 000 worth of Stock of the Corporation and its Subsidiaries as of the date of grant of the ISO, such value to be determined in accordance with the Procedure for Valuation set forth in Section 8 hereof.

             6.  Terms of Options.

             (a) Form.  The options granted pursuant to this Plan shall be in the form of the exhibit attached hereto, or in substantially similar form; provided, however, the Board may modify the form of the option by the addition or deletion of such terms and conditions as the Board in its sole discretion deems advisable provided such modifications are not in conflict with the terms of this Plan.

             (b) Incentive Stock Options  Whether an option is to be an
                 ISO or not an ISO shall be determined by the Board in its sole discretion. Each option that the Board intends to constitute an ISO shall be specifically designated as
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                 such and each option that is not intended to constitute
                 an ISO shall specifically state ``This option is not an incentive stock option. `` If any option is issued without a specific designation, it shall be deemed not to constitute an ISO. The Board may, however, specifically provide that an option shall constitute an ISO to the extent of its exercise as to any particular number of shares and not an ISO to the extent of the remainder of the shares, provided the Board specifically provides that the option shall be deemed an ISO to the extent of the first shares exercised up to the number of shares as to which the option is intended to constitute an ISO, and that the option shall be considered not an ISO as to the remainder of the shares as to which it is exercised.

           (c) Exercise Price. The options granted pursuant to this Plan shall provide a specified price at which the shares subject to the option may be purchased (hereinafter called the "Exercise Price"). If any option issued pursuant to this Plan is designated as an ISO, the Exercise Price for each share of Stock subject to the ISO shall, except as hereinafter provided, be an amount at least equal to the fair market value of one share of Stock of the Corporation as of the date of grant of the ISO. Notwithstanding the above, in the event that on the date of grant of the ISO, an Eligible Employee owns stock (taking into account all classes of stock which are then outstanding) in the Corporation which possesses more than 10% of the total combined voting power of all classes of stock of the Corporation or owns stock of a Subsidiary of the Corporation which possesses more than 10% of the total combined voting power of all classes of stock of the Corporation's Subsidiary, the Exercise Price for each share of Stock subject to the ISO shall be an amount equal to at least 110% of the fair market value of one share of Stock of the Corporation as determined as of the date of grant of the ISO. (For purposes of this paragraph, the rules of attribution contained in section 424 (d) of the Code ( relating to the attribution of stock ownership) shall be applied to determine stock ownership.) For purposes of this paragraph, the fair market value of the Stock of the Corporation as of the date of grant of the ISO shall be determined by the Board pursuant to the Procedure for Valuation set forth below.

             (d) Exercise Period.  Each option by its terms shall provide the period during which it is exercisable, provided, however, no option shall be exercisable until the expiration of at least one year from the date the option is granted. Each option granted under this Plan shall provide an expiration date which date shall be set by the Board but in no event shall the expiration date of any option that is designated an ISO be a date later than ten years from the date of grant of the ISO or, if the grantee of the ISO, at the time of grant, owns stock (taking into account all classes of stock then
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                 outstanding ) possessing more than 10% of the total
                 combined voting power of all classes of the stock of the Corporation or any Subsidiary, the expiration date shall not be more than five years from the date of grant. (For purposes of this paragraph (the rules of attribution contained in section 424(d) of the Code (relating to the attribution of stock ownership) shall be applied to determine stock ownership.) Each ISO issued under this Plan shall provide for expiration within three months after the termination of the Eligible Employee's employment with the Corporation due to retirement. Each ISO issued pursuant to this Plan may provide that it shall be exercisable within one year after termination of employment if the employee is Disabled. Further, each ISO issued pursuant to this Plan may provide that in the case of termination of employment by reason of the employee's death, the ISO may be exercised by the employee's estate or other person who receives the option by bequest or the laws of descent and distribution for a period of twelve months after the employee's death. In no event shall the exercise period be extended beyond the time which the employee would have been required to exercise the ISO had he not become disabled or died. The Board shall, except as specifically restricted herein, in its own discretion, determine the term of non-ISO's and Stock Appreciation Rights that are issued pursuant to this Plan and the circumstances in which such non-ISO's and Stock Appreciation Rights shall be exercisable beyond the termination, disability or death of the Eligible Employee provided that if the non-ISO or Stock Appreciation Right does not specifically state when it may be exercised after the termination of the grantee's employment, death or disability, the option or Stock Appreciation Right shall be governed by the provisions stated above for ISO's.

             (e) By Whom Option Shall be Exercisable and Transferability.
                 Each option granted under this Plan shall provide that such option shall be exercisable during the grantee's lifetime only by the grantee and that such option shall not be transferable by the grantee other than by will or the laws of descent and distribution. Options granted pursuant to this Plan may , but need not, provide for exercise by the Eligible Employee's estate or other person who obtains the right to exercise the option by bequest or pursuant to the laws of descent and distribution.

             (f) Payment of Exercise Price.  Each option shall provide
                 that payment of the Exercise Price may be made in cash or, if the owner of the option and the Board agree in advance , in a number of shares of Stock of the Corporation having an aggregate fair market value (as of the date of exercise of the option or payment of the Exercise Price if payment is to be made at a date later than the date of exercise), determined in accordance with
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                 the Procedure for Valuation contained herein, equal to
                 the Exercise Price. Each option shall provide that the Exercise Price shall be payable upon or before the issuance of the Stock of the Corporation to be received pursuant to the exercise of the option.

             (g) Statement as to Withholding of Federal Income or Other
                 Taxes. Each option granted pursuant to this Plan shall contain a statement to the effect that if the exercise of the option is an event that would give rise to a federal income tax deduction to the Corporation (or any Subsidiary), but only if the Corporation (or a Subsidiary) at the time of exercise or such other required time withholds federal income or other taxes from the Eligible Employee, then the Corporation shall have the right to withhold from the Eligible Employee, from the sources and in the manner required, such amounts as may be required to entitle the Corporation or its Subsidiary to the deduction.

             (h) No stock option that is designated an ISO shall be issued pursuant to terms under which the right to exercise the ISO is affected by the exercise of another stock option or the right or exercise another stock option is affected by exercise of the ISO.

             7. Stock-Appreciation Rights. Each Stock Appreciation Right granted by the Board shall entitle the grantee to receive upon exercise, as determined by the Board in its sole discretion, either cash or shares of Stock (valued at their market price on the date of exercise) in an amount equal to the excess of the fair market value (on the date of exercise) of shares referred to in the Stock Appreciation Right over the fair market value (on the date of grant) of the shares so referred to in the Stock Appreciation Right. Stock Appreciation Rights shall be granted only to Eligible Employees. The grant of a Stock Appreciation Right to an Eligible Employee shall not entitle the Eligible Employee to receive the shares referred to in the Stock Appreciation Right or to any dividends paid with respect thereto. The Board may in its discretion grant Stock Appreciation Rights independently of, or in conjunction with, the grant of any stock option, whether an ISO or a non-ISO. However, should Stock Appreciation Rights be granted in conjunction with an ISO under terms pursuant to which exercise of the Stock Appreciation Right terminates the ISO and it becomes no longer exercisable, in whole or in part, the shares covered by the ISO, or part thereof that is terminated and becomes no longer exercisable, shall not again be available for option. If a Stock Appreciation Right is granted under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise an ISO or exercise of the ISO affects the right to exercise a Stock Appreciation Right, the terms of the Stock Appreciation Right shall be such that (i) the Stock Appreciation Right shall not be exercisable until the related ISO is exercisable (ii) the Stock Appreciation Right shall expire no later than the related ISO,
          (iii) the Stock Appreciation Right shall be exercisable only when
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          the fair market value, on the date of exercise, of the shares that are covered by the related ISO exceeds their exercise price,
          (iv) the amount payable under the Stock Appreciation Right shall not exceed the difference between the fair market value, on the date of exercise, of the shares that are covered by the related ISO and their exercise price, and (v) the Stock Appreciation Right is transferable only when the related ISO is transferable, and under the same conditions as the related ISO. The Board may impose such further conditions upon the exercise of Stock Appreciation Rights as it shall determine in its sole discretion.

             8. Procedure for Valuation. Within thirty days prior to the date of grant of an option to purchase stock of the Corporation pursuant to this Plan, (or at such others times that it may be necessary to value the Corporation's stock for purposes of this
          Plan), the Board shall determine the "fair market value" of the shares of the Corporation's Stock as to which the Corporation intends to grant an option as of the proposed date of the grant of the option. "Fair market value" shall mean the price at which the shares would change hands between a willing buyer and a willing seller, both reasonably informed of the relevant facts and neither under any compulsion to act. The Board may, but shall not be required to, obtain such appraisals of the Corporation's Stock or assets as it may determine appropriate.
          In appraising the value of the Stock subject to the option, the Board shall consider factors enumerated in relevant Department of Treasury Regulations, in Rev. Rule 59-60, 1950-1 C.B. 237, and any other subsequent Internal Revenue Service pronunciations with respect to the valuation of the stock. The Board shall also consider any judicial precedent which they deem to be relevant.

             In determining the fair market value of the shares of the Corporation's Stock subject to the option which is proposed to be granted, the Board shall give the greatest weight to the factors having the greatest bearing on the value of the Corporation's stock under the facts and circumstances then existing. Further, if the Board believes that a particular factor is given greater emphasis by buyers and sellers of the stock of corporations similar to the Corporation, such factors shall be given greater weight in valuing the Corporation's stock. Due regard may also be given to the fact that a minority interest in an unlisted corporation's stock is more difficult to seek than a controlling interest of a listed corporation's stock.

             Once having determined the fair market value of the shares of stock as to which it is proposed that options shall be issued, the Board shall record the value so determined and the method by which the value was determined. Determinations made by the Board pursuant to this Section 8 shall be final and conclusive and the Board shall not have any liability to any person as a result of action taken pursuant to this Section 8 or as a result of the failure to take any action in connection with the valuation of the Corporation's Stock.

             These Procedures for Valuation shall also govern the
          valuation of the Corporation`s Stock for purposes of determining
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          the amount payable to any Eligible Employee pursuant to Stock
          Appreciation Rights.

             9. Termination of Employment. The employment of an Eligible Employee by the Corporation shall not be deemed to have terminated for purposes of this Plan if the Eligible Employee is transferred to and becomes an employee of a Subsidiary of the Corporation. Further, the Eligible Employee's employment by the Corporation shall not be considered terminated if he becomes an employee of another corporation (the "Other Corporation") which assumes the stock options issued pursuant to this Plan or issues its own stock option in substitution of an option issued under this Plan in a transaction to which section 424(a) of the Code applies, provided he becomes an employee of the Other Corporation or its Subsidiary at the time of the transaction. Absence on leave, whether paid or unpaid, approved by the management of the Corporation shall not constitute the termination of employment for any purpose of this Plan, provided the leave does not exceed ninety (90) days. If the period of leave of absence exceeds ninety (90) days, the leave of absence shall be considered a termination of employment unless the employee's right to return is guaranteed by statute or contract. If the employee's right to return is not so guaranteed, the employee shall be considered to have terminated his employment, for purposes of this Plan, as of the end of the ninetieth (90th) day of such absence.

             10. Requirements of Law. If any law, any regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Corporation or the exercising optionee to take any action with respect to the shares of Stock to be acquired upon exercise of an option, then the date upon which the Corporation shall deliver or cause to be delivered the certificate or certificates for the shares of Stock shall be postponed until full compliance has been made with all such requirements of law or regulations. Further, if the Corporation shall so require at or before the time of the delivery of the shares with respect to which the exercise of an option has been made, the exercising optionee shall deliver to the Corporation his written statement that he intends to hold the shares so acquired by him on exercise of the option for investment only and not with a view to resale or other distribution thereof to the public. Further, in the event the Corporation shall have determined that in compliance with the Securities Act of 1933 or other applicable statute or regulation, it is necessary to register any of the shares of Stock with respect to which the exercise of an option has been made, or qualify such shares for exemption from any requirements of the Securities Act of 1933 or other applicable statutes or regulations, then the Corporation shall take such action at its own expense, but not until such action has been completed shall the option shares be delivered to the exercising optionee.

             11. Dilution or Other Agreement.  In the event that
          additional shares of Stock are issued pursuant to a stock split or a stock dividend, the number of shares of Stock then covered by each outstanding option granted hereunder shall be increased
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          proportionately with no increase in the total purchase price of the shares then so covered, and the number of shares of Stock reserved for the purpose of this Plan shall be increased by the same proportion. In the event that the shares of Stock of the Corporation from time to time issued and outstanding are reduced by a combination of shares, the number of shares of Stock then covered by each outstanding option granted hereunder shall be reduced proportionately with no reduction in the total purchase price of the shares then so covered, and the number of shares of Stock reserved for the purposes of the Plan shall be reduced by the same proportion. In the event that the Corporation should transfer assets to another corporation and distribute the stock of such other corporation without the surrender of stock of the Corporation, and if such distribution is not taxable as a dividend and no gain or loss is recognized by reason of Section 355 of the Code, or some similar section, then the total purchase price of the shares covered by each outstanding option shall be reduced by an amount which bears the same ratio to the total purchase price then in effect as the market value of the stock distributed in respect of a share of Stock of the Corporation, immediately following the distribution, bears to the aggregate of the fair market value at such time of a share of the Stock of the Corporation and the stock distributed in respect thereof. All such adjustments shall be made by the Board, whose determination upon the same shall be final and binding upon the optionees. No fractional shares shall be issued, and any fractional shares resulting from the computations pursuant to this Section 11 shall be eliminated from the respective option. No adjustment shall be made for cash dividends or the issuance to stockholders of rights to subscribe for additional stock or other securities.

             Parallel adjustments shall be made with respect to each Stock Appreciation Right that is outstanding at the time such adjustments are made with respect to options.

             12. Amendment or Discontinuance of the Plan. The Board may amend, suspend, or discontinue this Plan at any time without restriction; provided, however, that the Board may not altar, amend, or discontinue or revoke or otherwise impair any outstanding option or Stock Appreciation Right which has been granted pursuant to this Plan and which remains unexercised (except as may be required to make the adjustments referred to in
          Section 11 above or in the event that there is secured the written consent of the holders of the outstanding options proposed to be so altered or amended), or, without shareholder approval, (i) increase the number of shares which may be issued pursuant to the Plan (except as may be necessary merely to prevent the enlargement or dilution of rights which would occur were the change not made, such as in the case of a stock dividend or stock split), (ii) extend the period or periods during which options may be granted or exercised, (iii) change the class of Eligible Employees as to whom options may be granted or otherwise materially modify the requirements for eligibility for participation in the Plan, ( iv) change the provision with respect to adjustments to be made upon changes in capitalization, or (v) materially increase the benefits accruing to participants
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          in the Plan.  (Nothing in this section, however, shall prevent the termination of an option which may be required, as hereinabove provided by references made to termination of employment of an optionee.) The Board shall be entitled to amend this Plan by the deletion of the prohibition against the issuance of ISO' s that would cause an Eligible Employee to own options that are first exercisable in any year as to Stock having a fair market value of greater than $100, 000, but only provided the requirement that such a provision be included in incentive stock option plans is deleted by amendment to section 422 of the Code. The Board of Directors of the Corporation may also terminate or suspend this Plan or vest the administration of the Plan in a committee provided one member of any body that is vested with the power to administer this plan shall be a member of the Board of Directors of the Corporation and all members of such body shall
          be "disinterested persons."   In the event that the authority to
          administer the Plan is vested in any body other than the Board, the references herein to the Board shall be considered to be references to that body.

             13. Corporation's Right to Terminate Employees Not Impaired. Notwithstanding the provisions of this Plan or the provisions of options or Stock Appreciation Rights granted pursuant to this Plan, the right of the Corporation (or any Subsidiary) to terminate any employee shall not be in any manner affected or impaired by the adoption of this Plan or by the grant of options or Stock Appreciation Rights pursuant to this Plan.

            14. Liquidation of the Corporation. In the event of the complete liquidation or dissolution of the Corporation, any options granted pursuant to this Plan remaining unexercised shall be deemed canceled, without regard to or limitation by any other provisions of this Plan.

             15. Shareholder Approval. This Plan shall be submitted to a meeting of the shareholders of the Corporation, either at the regular annual meeting thereof or at a special meeting called for the purpose of the consideration or this Plan, and this Plan shall not become effective unless its adoption is approved by the shareholders of the Corporation within twelve (12) months of its adoption by the Board of Directors of the Corporation. Upon approval by the shareholders, this Plan shall take effect without further action by the Corporation, provided such approval is obtained within twelve (12) months of the adoption of this Plan by the Board.

             16. Definitions.

                 As used in this Plan, the following terms shall have the meanings set forth below:

                 (a) "Disabled" or "Disability" shall have the meaning assigned thereto in section 22(e)(3) of the Code.

                 (b) "Disinterested Person" shall mean any person who is not, and has not within the prior one year been eligible for
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          selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to this Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire stock, stock options, or stock appreciation rights of the Corporation or any of its affiliates. For purposes of this definition, the terms contained herein shall have the same meaning as they have in Rule 16b-3(d)(3) promulgated under the Securities Exchange Act of 1934.

                 (c) "Stock Ownership," whenever necessary to determine a person's stock ownership in the Corporation or any Subsidiary, shall include stock actually owned and stock indirectly owned by application of the rules of attribution contained in section 424(d) of the Code.

                 (d) "Subsidiary" shall have the meaning assigned thereto in section 424 of the Code and the regulations promulgated thereunder.